Exhibit 99.2

News Release

MyoKardia Announces Pricing of Public Offering of Common Stock

Brisbane, Calif., May 12, 2020 — MyoKardia, Inc. (Nasdaq: MYOK), a clinical-stage biopharmaceutical company discovering and developing targeted therapies for the treatment of serious cardiovascular diseases, today announced the pricing of an underwritten public offering of 5,250,000 shares of its common stock at a public offering price of $105.00 per share, before underwriting discounts. In addition, the underwriters have a 30-day option to purchase up to an additional 787,500 shares of common stock on the same terms and conditions. The offering is expected to close on or about May 15, 2020, subject to the satisfaction of customary closing conditions.

MyoKardia anticipates using net proceeds from the offering, together with its existing cash, cash equivalents and short-term and long-term investments, to support the regulatory approval process and potential commercial launch of mavacamten for the treatment of obstructive hypertrophic cardiomyopathy (HCM), if approved; to fund ongoing and potential later-stage clinical studies of mavacamten in non-obstructive HCM and targeted heart failure with preserved ejection fraction (HFpEF), danicamtiv in targeted segments of systolic heart failure and MYK-224; to advance ACT-1 and LUS-1 into clinical development; to fund ongoing preclinical, discovery and research programs; and for working capital, business development and other general corporate purposes.

BofA Securities, J.P. Morgan and Credit Suisse are acting as joint bookrunning managers for the proposed offering.  Cantor and Wells Fargo Securities are also acting as bookrunning managers in the offering. BMO Capital Markets and Wedbush PacGrow are acting as co-lead managers.

The shares described above are being offered by MyoKardia pursuant to an automatic shelf registration statement on Form S-3, including a base prospectus, which was previously filed with the Securities and Exchange Commission (SEC) and automatically became effective upon filing on March 8, 2018. The offering will be made only by means of a written prospectus and a prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement and accompanying prospectus relating to the offering have been filed with the SEC and are available on the SEC’s website located at http://www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus and, when available, copies of the final prospectus supplement and accompanying prospectus relating to this offering may also be obtained by contacting: BofA Securities, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, NC 28255-0001, Attention: Prospectus Department, or by email at dg.prospectus_requests@bofa.com; J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by email: prospectus-eq_fi@jpmchase.com; or Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, Eleven Madison Avenue, 3rd Floor, New York, NY 10010, by telephone at (800) 221-1037, or by email at usa.prospectus@credit-suisse.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About MyoKardia

MyoKardia is a clinical-stage biopharmaceutical company discovering and developing targeted therapies for the treatment of serious cardiovascular diseases. The company is pioneering a precision medicine approach to its discovery and development efforts by (1) understanding the biomechanical underpinnings of disease; (2) targeting the proteins that modulate a given condition; (3) identifying patient populations with shared disease characteristics; and (4) applying learnings from research and clinical studies to inform and guide pipeline growth and product advancement. MyoKardia’s initial focus is on small molecule therapeutics aimed at the proteins of the heart that modulate cardiac muscle contraction to address diseases driven by excessive contraction, impaired relaxation, or insufficient contraction. Among its discoveries are three clinical-stage therapeutics: mavacamten (formerly MYK-461); danicamtiv (formerly MYK-491) and MYK-224.

MyoKardia’s mission is to change the world for people with serious cardiovascular disease through bold and innovative science.

Forward-Looking Statements

Statements MyoKardia makes in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. MyoKardia intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and is making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements, including references to MyoKardia’s expectations regarding the clinical development of its product candidates, including mavacamten, danicamtiv and MYK-224, completion, timing and size of its proposed public offering, its expectations with respect to granting the underwriters a 30-day option to purchase additional shares and the anticipated use of proceeds therefrom, reflect its current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to MyoKardia and on assumptions it has made. Although MyoKardia believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, it can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond MyoKardia’s control including, without limitation, risks associated with the development and regulation of its product candidates and the effects of the ongoing COVID-19 pandemic, as well as those set forth in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and its other filings with the SEC. Except as required by law, MyoKardia assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Michelle Corral

Senior Director, Corporate Communications and Investor Relations

MyoKardia, Inc.

650-351-4690

ir@myokardia.com

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